CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 16 to the Registration Statement (Form N-1A)(No. 33-62174) of Legg Mason Investors Trust, Inc., of our reports dated May 3, 2000, included in the 2000 Annual Reports to shareholders.


ERNST & YOUNG LLP

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
July 17, 2000